   As filed with the Securities and Exchange Commission on December 15, 1998
                                                           Registration No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                 _____________
                                   Form S-4
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                                 _____________
                         Susquehanna Bancshares, Inc.
            (Exact name of registrant as specified in its charter)

         Pennsylvania                          6022                                 23-2201716
 (State or other jurisdiction of    (Primary Standard Industrial        (I.R.S. Employer Identification No.)
  incorporation or organization)          Classification No.)

                             26 North Cedar Street
                          Lititz, Pennsylvania  17543
                                (717) 626-4721
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            _______________________
                              ROBERT S. BOLINGER
                     President and Chief Executive Officer
                             26 North Cedar Street
                          Lititz, Pennsylvania  17543
                                (717) 626-4721
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                            _______________________
                                  Copies to:

     CHARLES L. O'BRIEN                 JOHN B. LAMPI              NICHOLAS BYBEL, JR.
 Morgan, Lewis & Bockius LLP    Saul, Ewing, Remick & Saul LLP   Shumaker Williams, P.C.
      417 Walnut Street        2 North Second Street, 7th Floor  3425 Simpson Ferry Road
    Harrisburg, PA  17101           Harrisburg, PA  17101         Camp Hill, PA  17011
       (717) 237-4030                    (717) 257-7553              (717) 763-1121

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effectiveness of this Registration Statement and after the effective time of the merger of a wholly-owned subsidiary of the registrant with and into Cardinal Bancorp, Inc. and the merger of a second wholly-owned subsidiary of the registrant with and into First Capitol Bank, as described in the Prospectus/Proxy Statement included herein.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [x] No. 333-58373

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]
                            ______________________

                        CALCULATION OF REGISTRATION FEE

===============================================================================================================
TITLE OF EACH                                          PROPOSED MAXIMUM    PROPOSED MAXIMUM        AMOUNT OF
CLASS OF SECURITIES                  AMOUNT TO BE       OFFERING PRICE    AGGREGATE OFFERING     REGISTRATION
TO BE REGISTERED                    REGISTERED(1)         PER SHARE            PRICE(2)             FEE(2)
---------------------------------------------------------------------------------------------------------------
Common Stock, par value $2.00
   per share ..................   138,752 shares       N/A                         $644,000          $179.03
===============================================================================================================

(1) Supplements the maximum number of Shares to be issued in the merger of Susquehanna Bancshares West, Inc. with and into Cardinal Bancorp, Inc. (the Cardinal Merger). Pursuant to the Registrant's Registration Statement on Form S-4 (No. 333-58373), the Registrant previously registered 2,081,280 shares of such shares of Common Stock pursuant to the price collars established in Schedule 1.2 of the Cardinal Merger Agreement. The filing of this Registration Statement pursuant to Rule 462(b) reflects the additional shares needed to be exchanged pursuant to Schedule 1.2 of the Cardinal Merger Agreement because the Average Closing Price is not within the price collar established in Schedule 1.2 of the Cardinal Merger Agreement.

(2) Shares to be issued in the Cardinal Merger computed in accordance with Rule 457(f)(2), solely for the purpose of calculating the registration fee, based upon the book value of Cardinal Common Stock at September 30, 1998, the latest practicable date prior to the date of filing of this Registration Statement, with credit given to the previously paid filing fee to the Registrant's Registration Statement on Form S-4 (No. 333-58373), which was based upon the book value of Cardinal Common Stock at March 31, 1998. The difference between said book values equals $644,000.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

          The contents of the Registration Statement on Form S-4 filed by Susquehanna with the Securities and Exchange Commission (No. 333-58373) declared effective August 10, 1998, pursuant to the Securities Act of 1933, as amended, are incorporated by reference, including all exhibits thereto, into this Registration Statement. This Registration Statement is being filed to register additional shares required to consummate the Cardinal Merger pursuant to
Schedule 1.2 of the Cardinal Merger Agreement because the Average Closing Price has fallen outside of the pre-established price collar.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lititz, Pennsylvania on December 15, 1998.


                                   SUSQUEHANNA BANCSHARES, INC.


                                   By:/s/ Robert S. Bolinger
                                      ------------------------------------
                                          ROBERT S. BOLINGER
                                          President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below in so signing also makes, constitutes and appoints Robert S. Bolinger and Richard M. Cloney, and each of them acting alone, his true and lawful attorney-in-fact, with full power of substitution, for him in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any or all amendments and post-effective amendments to this Registration Statement, including without limitation a Rule 462(b) Registration Statement on Form S-4 for the registration of additional shares in connection with the First Capitol Closing, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

Signature                                  Title                     Date
---------                                  ------                    ----
/s/ Robert S. Bolinger        President and Chief Executive    December 15, 1998
----------------------------
ROBERT S. BOLINGER            Officer and a Director

/s/ Drew K. Hostetter         Vice President, Treasurer and    December 15, 1998
----------------------------
DREW K. HOSTETTER             Chief Financial Officer
                              (Principal Financial and
                              Accounting Officer)

/s/ Richard M. Cloney         Vice President, Secretary and    December 15, 1998
----------------------------
RICHARD M. CLONEY             Director

/s/ John M. Denlinger         Director                         December 15, 1998
----------------------------
JOHN M. DENLINGER

/s/ Henry H. Gibbel           Director                         December 15, 1998
----------------------------
HENRY H. GIBBEL

/s/ Richard E. Funke          Director                         December 15, 1998
----------------------------
RICHARD E. FUNKE

/s/ George J. Morgan          Director                         December 15, 1998
----------------------------
GEORGE J. MORGAN

/s/ James G. Apple            Director                         December 15, 1998
----------------------------
JAMES G. APPLE

/s/ Edward W. Helfrick        Director                         December 15, 1998
----------------------------
EDWARD W. HELFRICK

/s/ Roger V. Wiest            Director                         December 15, 1998
----------------------------
ROGER V. WIEST

/s/ Marley R. Gross           Director                         December 15, 1998
----------------------------
MARLEY R. GROSS

/s/ T. Max Hall               Director                         December 15, 1998
----------------------------
T. MAX HALL

/s/ Raymond M. O'Connell      Director                         December 15, 1998
----------------------------
RAYMOND M. O'CONNELL

/s/ C. William Hetzer, Jr.    Director                         December 15, 1998
----------------------------
C. WILLIAM HETZER, JR.

/s/ Robert C. Reymer, Jr.     Director                         December 15, 1998
----------------------------
ROBERT C. REYMER, JR.

/s/ Trudy B. Cunningham       Director                         December 15, 1998
----------------------------
TRUDY B. CUNNINGHAM

/s/ Robert S. Bolinger        Attorney-in-Fact                 December 15, 1998
----------------------------
ROBERT S. BOLINGER

/s/ Robert S. Bolinger                                         December 15, 1998
----------------------------
*ROBERT S. BOLINGER
Attorney-in-Fact

                                   EXHIBITS


All exhibits filed with or incorporated by reference in Registration Statement No. 333-58373 are incorporated by reference into and shall be deemed a part of this Registration Statement, except the following which are filed herewith or, specifically incorporated by reference herein from Registration Statement No. 333-58373.

Exhibit
Number      Description
------      -----------

5.1* Opinion of Morgan, Lewis & Bockius LLP regarding legality of the Susquehanna Bancshares, Inc. Common Stock being registered.

23.1* Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5.1 hereto).

23.2*       Consent of Coopers & Lybrand L.L.P.

23.3*       Consent of S.R. Snodgrass, A.C.

23.4*       Consent of KPMG Peat Marwick LLP.

23.5*       Consent of Garland McPherson & Associates, Inc.

23.6*       Consent of Danielson Associates, Inc.

24*         Power of Attorney (included on the signature page).

99.3*       Consent of Owen O. Freeman, Jr.


___________________

*    Filed herewith.